  KPMG LLP Bay Adelaide Centre Suite 4600 333 Bay Street Toronto ON M5H 2S5 Telephone (416) 777-8500 Fax (416) 777-8818 www.kpmg.ca   KPMG LLP is a Canadian limited liability partnership and a member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative (“KPMG International”), a Swiss entity. KPMG Canada provides services to KPMG LLP.   Securities and Exchange Commission Washington, D.C. 20549 March 28, 2017 Ladies and Gentlemen: We were previously principal accountants for Energy Fuels Inc. and, under the date of March 8, 2017, we reported on the consolidated financial statements of Energy Fuels Inc. as of December 31, 2016 and December 31, 2015 and for each of the years in the three-year period ended December 31, 2016. As indicated in Item 4.01 of Energy Fuels Inc.’s Form 8-K dated March 23, 2017, we have resigned with an effective date of March 31, 2017. We have read Energy Fuels Inc.’s statements included under Item 4.01 of its Form 8-K dated March 23, 2017, and we agree with such statements, except that we are not in a position to agree or disagree with Energy Fuels Inc.’s statement that the change was approved by the Board of Directors. Very truly yours, Chartered Professional Accountants, Licensed Public Accountants